EXHIBIT L
to the
Distribution Agreement

BAIRD SHORT-TERM MUNICIPAL BOND FUND

The Corporation hereby appoints the Distributor, and the Distributor hereby accepts such appointment, as the Corporation’s exclusive agent for the distribution of Shares of each of the above-named Funds, subject to the terms of the Distribution Agreement of which this Exhibit is a part.

Executed as of this ___ day of ____________, 2015.

THE CORPORATION:

BAIRD FUNDS, INC.

By:_____________________________________

THE DISTRIBUTOR:

ROBERT W. BAIRD & CO. INCORPORATED

By:_____________________________________

 14068436.1